As filed with the Securities and Exchange Commission on February 18, 2011

Registration No.

 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CHINA VANTAGEPOINT ACQUISITION COMPANY
(Exact name of registrant as specified in its charter)

Cayman Islands	6770	98-0677690
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

465 Brickell Avenue, #617
Miami, Florida 33131
(305) 981-6888
(Address, including zip code, and telephone number including area code, of Registrant’s principal executive offices)

Wei Li
Yiting Liu
Ye (Sophie) Tao
465 Brickell Avenue, #617
Miami, Florida 33131
(305) 981-6888
(Name, address, including zip code, and telephone number including area code, of agent for service)

Copies to:

Mitchell S. Nussbaum, Esq. Giovanni Caruso, Esq. Loeb & Loeb LLP 345 Park Avenue New York, NY 10154 (212) 407-4159 (212) 407-4990—Facsimile	David Alan Miller, Esq. Jeffrey M. Gallant, Esq. Graubard Miller The Chrysler Building 405 Lexington Avenue, 19th Floor New York, New York 10174 (212) 818-8000 (212) 818-8881—Facsimile

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-170006

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☐	Accelerated Filer ☐	Non-Accelerated Filer ☐	Smaller Reporting Company ☒

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount Being Registered	Proposed Maximum Offering Price Per Security(5)	Proposed maximum aggregate offering price	Amount of registration fee (1)
Units, each consisting of one Subunit and one-half Warrant	287,500	$6.00	$1,725,000.00	$200.27
Subunits included as part of the Units, each consisting of one ordinary share, par value $0.001, and one-half warrant	287,500	__	__	__(3)
Warrants included as part of the Units (3)	143,750	__	__	__(3)
Ordinary shares included as part of the Subunits (4)	287,500	__	__	__(3)
Warrants included as part of the Subunits(3)	143,750	__	__	__(3)
Ordinary shares underlying the Warrants included in the Units (4)	143,750	$5.00	$718,750.00	$83.45
Ordinary shares underlying the Warrants included in the Subunits (4)	143,750	$5.00	$718,750.00	$83.45
Total			$3,162,500.00	$367.17

(1)
The registration fee for securities to be offered by the Registrant is based on an estimate of the Proposed Maximum Aggregate Offering Price of the securities, and such estimate is solely for the purpose of calculating the registration fee pursuant to Rule 457(o).

(2)
Pursuant to Rule 416, there are also being registered such additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions as a result of the anti-dilution provisions contained in the warrants.

(3)	No fee pursuant to Rule 457(g).

(4)
Pursuant to Rule 416, there are also being registered such additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions as a result of the anti-dilution provisions contained in the Warrants.

(5)	Estimated solely for the purpose of calculating the registration fee.

 This Registration Statement shall become effective upon filing with the SEC in accordance with Rule 462(b) under the Securities Act of 1933.

EXPLANATORY NOTE

This registration statement is being filed pursuant to Rule 462(b) as promulgated under the Securities Act of 1933, as amended, China VantagePoint Acquisition Company (the “Registrant”) hereby incorporates by reference into this registration statement the contents of the Registration Statement on Form S-1 (Registration No. 333-170006), including the exhibits thereto, which was declared effective by the Securities and Exchange Commission on February 17, 2011 (the “Prior Registration Statement”). This registration statement is being filed solely to increase the number of units being offered in the public offering. The required opinion of counsel and related consent and accountant’s consent are attached hereto and filed herewith.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16. Exhibits and Financial Statement Schedules.

All exhibits filed or incorporated by reference in the registrant’s Registration Statement on Form S-1, as amended (File No. 333-170006), are incorporated by reference into, and shall be deemed to be part of, this Registration Statement, except for the following, which are filed herewith:

EXHIBIT NUMBER	DESCRIPTION
5.1	Opinion of Conyers Dill & Pearman
5.2	Opinion of Loeb & Loeb LLP
23.1	Consent of Marcum LLP
23.2	Consent of Conyers Dill & Pearman (included in Exhibit 5.1)
23.3	Consent of Loeb & Loeb LLP (included in Exhibit 5.2)

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Form S-1 and has authorized this Form S-1 to be signed on its behalf by the undersigned in the City of Miami, Florida, on February 18, 2011.

CHINA VANTAGEPOINT ACQUISITION COMPANY

By:	/s/ Wei Li
Name: Wei Li
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Wei Li	Chief Executive Officer and Director	February 18, 2011
Wei Li	(Principal Executive Officer and Principal Accounting and Financial Officer)

/s/ Yiting Liu	Co-Chair of the Board of Directors	February 18, 2011
Yiting Liu

/s/ Ye (Sophie) Tao	Co-Chair of the Board of Directors	February 18, 2011
Ye (Sophie) Tao

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
5.1	Opinion of Conyers Dill & Pearman
5.2	Opinion of Loeb & Loeb LLP
23.1	Consent of Marcum LLP
23.2	Consent of Conyers Dill & Pearman (included in Exhibit 5.1)
23.3	Consent of Loeb & Loeb LLP (included in Exhibit 5.2)